UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 12, 2016

1st Constitution Bancorp
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130, P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2016, 1st Constitution Bancorp (the “Company”) and Robert F. Mangano entered into a Second Amendment (the “Second Amendment”) to the Amended and Restated Employment Agreement, dated as of July 1, 2010 ( the “Employment Agreement”), by and between the Company and Mr. Mangano, President and Chief Executive Officer of both the Company and 1st Constitution Bank, a wholly-owned subsidiary of the Company (the “Bank”).  The Employment Agreement was previously amended by an Amendment (the “First Amendment”), effective as of April 4, 2014, to the Employment Agreement.

The Second Amendment permits the term of the Employment Agreement, as amended by the First Amendment, to extend until Mr. Mangano’s seventy third birthday.  Prior to the Second Amendment, the Employment Agreement, as amended by the First Amendment, would not extend beyond Mr. Mangano’s seventy second birthday.

The foregoing summary description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Second Amendment, effective as of April 12, 2016, to the Amended and Restated Employment Agreement, dated as of July 1, 2010, by and between 1st Constitution Bancorp and Robert F. Mangano (the “Employment Agreement”), as amended by the Amendment to the Employment Agreement, effective as of April 4, 2014 (the “First Amendment”), by and between 1st Constitution Bancorp and Robert F. Mangano

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: April 12, 2016	By:	/s/ ROBERT F. MANGANO
		Name:	Robert F. Mangano
		Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Title

10.1
Second Amendment, effective as of April 12, 2016, to the Amended and Restated Employment Agreement, dated as of July 1, 2010, by and between 1st Constitution Bancorp and Robert F. Mangano (the “Employment Agreement”), as amended by the Amendment to the Employment Agreement, effective as of April 4, 2014 (the “First Amendment”), by and between 1st Constitution Bancorp and Robert F. Mangano